EXHIBIT 4.1


                                                              AUGUST 6, 1997



Interactive Data
Financial Times Information
14 Wall Street, 11th Floor
New York, N.Y. 10005
212-2306-6596
FAX (212) 306-6698


Merrill Lynch, Pierce, Fenner & Smith Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, N.J. 08543-9051



The Bank of New York
101 Barclay Street
New York, NY 10268



RE: CORPORATE INCOME FUND, INTERMEDIATE TERM SERIES-101, DEFINED ASSET FUNDS (A
   UNIT INVESTMENT TRUST) UNITS OF FRACTIONAL UNDIVIDED INTEREST--REGISTERED UNDER THE SECURITIES ACT OF 1933, FILE NO. 333-21529


Gentlemen:


   We have examined the Registration Statement for the above-captioned Fund.



   We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus contained in the Amendment No. 1 to the Registration Statement for the above-captioned Fund and to the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.


   You are authorized to file copies of this letter with the Securities and Exchange Commission.


                               Very truly yours,



                               James Perry
                               Vice President


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